Sinclair Announces Conditional Redemption of 12.750% Notes

BALTIMORE (February 15, 2022) – Sinclair Broadcast Group, Inc. (“Sinclair” or the “Company”) (Nasdaq: SBGI) today announced its consolidated subsidiaries, Diamond Sports Group, LLC (“Diamond Sports Group”) and Diamond Sports Finance Company (together with Diamond Sports Group, the “Issuers”), have notified the trustee (“Trustee”) for the Issuers’ 12.750% Senior Secured Notes due 2026 (CUSIP No. 25277LAE6 / U2527JAC9) (the “Notes”) that they intend to redeem, in full, the Issuers’ outstanding $31,028,000 aggregate principal amount of Notes on March 2, 2022 (the “Redemption Date”). The redemption of the Notes is conditioned upon (i) the Issuers’ receipt of consents from holders of two-thirds (66 2/3%) in aggregate principal amount of outstanding 5.375% Senior Secured Notes due 2026 (“5.375% Secured Notes”) not owned by the Issuers or any of their affiliates to the proposed amendments to the indentures for the 5.375% Secured Notes in connection with an exchange offer contemplated by the confidential offering memorandum, offer to exchange and consent solicitation statement dated as of February 14, 2022, as it may be amended (the “Exchange Offer”), (ii) Diamond Sports Group’s receipt of consents from lenders representing a majority of the aggregate principal amount of Diamond Sports Group’s outstanding term loans and unused commitments under its existing credit facility, and (iii) Diamond Sports Group obtaining no less than $635 million aggregate principal amount under a new first-priority lien term loan (the “Financing"). The Issuers intend to satisfy and discharge the indenture governing the Notes on the early settlement date of the Exchange Offer, scheduled for March 1, 2022.

The redemption will be effected in accordance with the terms of the indenture governing the Notes. The redemption price will be equal to the sum of 100% of the principal amount of the Notes outstanding plus the Applicable Premium (as defined in the indenture governing the Notes), together with accrued and unpaid interest on the principal amount being redeemed up to, but not including, the Redemption Date. The redemption of the Notes, including the payment of accrued and unpaid interest and related fees and expenses, will be funded from cash on hand or a portion of the net proceeds of the Financing.

This press release shall not constitute a notice of redemption of the Notes. A notice of redemption may only be made by a notice of redemption provided by the Issuers or the Trustee to the holders of the Notes in accordance with the indenture governing the Notes. This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes or any other securities, and this press release shall not constitute an offer to sell nor a solicitation of an offer to buy any securities.

Forward-Looking Statements:

The matters discussed in this news release include forward-looking statements regarding, among other things, future events and actions. When used in this news release, the words “outlook,” “intends to,” “believes,” “anticipates,” “expects,” “achieves,” “estimates,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including and in addition to the assumptions set forth therein, but not limited to: the potential impacts of the novel coronavirus (“COVID-19”) pandemic on our business operations, financial results and financial position and on the world economy, including the significant disruption to the operations of the professional sports leagues, the need to provide rebates to our distributors related to canceled professional sporting events, and loss of advertising revenue due to postponement or cancellation of professional sporting events, and reduced consumer spending as a result of shelter in place and stay at home orders; our ability to generate cash to service our substantial indebtedness, successful execution of outsourcing agreements; the successful execution of retransmission consent agreements; the successful execution of network affiliation and distributor agreements; the successful execution of media rights agreements with professional sports teams; the impact of over-the-top and other emerging technologies and their potential impact on cord-cutting; the impact of distributors offering "skinny" programming bundles that may not include all programming of our networks; pricing and demand fluctuations in local and national advertising; the successful implementation and consumer adoption of our sports direct to consumer platform; volatility in programming costs; the market acceptance of new programming; our ability to identify and consummate acquisitions and investments, to manage increased leverage resulting from acquisitions and investments, and to achieve anticipated returns on those investments once consummated; the impact of pending and future litigation claims against the Company; the ongoing assessment of the October 2021 cybersecurity event, material legal, financial and reputational risks resulting from a breach of the Company's information systems, and operational disruptions due to the cybersecurity event; the impact of Federal Communications Commission and other regulatory proceedings against the Company; uncertainties associated with potential changes in the regulatory environment affecting our business and growth strategy; and any risk factors set forth in Sinclair’s recent reports on Form 10-Q and/or Form 10-K, as filed with the Securities and Exchange Commission. There can be no assurances that the assumptions and other factors referred to in this release will occur. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements except as required by law.

Investor Contacts:
Steve Zenker, VP, Investor Relations
Billie-Jo McIntire, Director, Investor Relations
(410) 568-1500

Media Contact:
sinclair@5wpr.com

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